UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  The information set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

(c)  On November 5, 2013, Armstrong World Industries, Inc. (the “Company”) announced the appointment of David S. Schulz, 48, as its Senior Vice President and Chief Financial Officer. Mr. Schulz will succeed Thomas B. Mangas, the Company’s current Senior Vice President and Chief Financial Officer, who has been concurrently appointed as the Company’s Executive Vice President and Chief Executive Officer, Armstrong Floor Products, succeeding Frank J. Ready, who is retiring from the Company. The appointments of Messrs. Schulz and Mangas are effective as of November 16, 2013. The full text of the Company’s press release announcing the appointments is attached as Exhibit 99.1 to this report.

Mr. Schulz has served as the Company’s Vice President, Finance, Armstrong Building Products, since June 2011. Prior to joining the Company, Mr. Schulz served as Associate Director and CFO of Americas Snacks of the Procter & Gamble Company (“P&G”), a global manufacturer and provider of a wide variety of consumer goods. From 2008 to 2009, he was the Finance Director, Coffee Strategic Business Area, of the J.M. Smucker Company following the merger of P&G’s Folgers Coffee Company with Smuckers. There are no family relationships between Mr. Schulz and any of the Company’s executive officers or members of the Company’s Board of Directors.

In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, Mr. Schulz and the Company entered into an offer letter, under the terms of which, Mr. Schulz will:

•	receive an annual base salary of $400,000;

•	continue to participate in the Company’s Management Achievement Plan, with a target bonus opportunity of 75% of actual base salary earnings, pro-rated for actual time in the Senior Vice President and Chief Financial Officer position during 2013;

•	continue to participate in the executive Bonus Replacement Retirement Plan, a plan established to allow executives to defer a small portion of income (exempt from FICA taxation) into a qualified, tax-deferred plan;

•	continue eligibility in the Company’s Long-term Incentive Plan with a new target award value of 130% of annualized base salary, subject to adjustment based on individual and company performance, which target award will be effective at the time of the next grant (anticipated February 2014);

•	be eligible for expense reimbursement up to $4,500 per year for personal financial planning and income tax preparation services (reimbursement for these services would be taxable income to Mr. Schulz); and

•	be eligible for a company-paid annual physical program for the Company’s senior executives.

Additionally, the Company’s Board of Directors approved the Company’s entry into the following agreements with Mr. Schulz in connection with his appointment as Senior Vice President and Chief Financial Officer:

•	Change in Control Agreement, in the form approved by the Board and filed by the Company as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 6, 2010, wherein it appeared as Exhibit 10.1; and

•	Indemnification Agreement for Officers and Directors of the Company approved by the Board and filed by the Company as an exhibit to the Current Report on Form 8-K filed with the SEC on June 4, 2010, wherein it appeared as Exhibit 10.1.

Mr. Mangas has served as the Company’s Senior Vice President and Chief Financial Officer since February 2010. The terms of Mr. Mangas’ compensation will not change in connection with his appointment as Executive Vice President and Chief Executive Officer, Armstrong Floor Products. The biographical information and terms of compensation for Mr. Mangas set forth in the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2013 are incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 5, 2013, the Company issued a press release announcing the management transition described in Item 5.02 of this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 Press Release of Armstrong World Industries, Inc. dated November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: November 5, 2013

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